SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report   (Date  of   earliest   event   reported)
October  11,  2002

                           Silver Butte Mining Company
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Arizona  ------- (
State or other  jurisdiction of  incorporation) (Commission  File Number)

(IRS Employer Identification Number)


520 Cedar  Street,  Sandpoint,  Idaho                   83864
-------------------------------------                   -----
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (208) 263-8810
                                                   --------------

ITEM 1. Changes in Control of Registrant.

None.

ITEM 2. Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4. Changes in Registrant's Certifying Accountant.

None.

ITEM 5. Other Events.

     At  a  shareholders  meeting  on  October  11,  2002,  a  majority  of  the
     shareholders   approved  a  change  in  the   company's   name  to  Quantum
     Technologies, Inc.

     At this meeting five (5) directors were elected: Terry McConnaughey, Joseph Zinger, Robert J. Evans, Wayne Hohman and Donald L. Hess. The directors will serve until the next annual meeting of shareholders.

     The shareholders also approved an increase in the company's authorized shares of common stock from ten million (10,000,000) to one hundred fifty million (150,000,000) shares. Also ratified was a merger agreement between Silver Butte Mining Company and Quantum Technologies Group, Inc. attached as an exhibit.

     The meeting was scheduled for September 11, 2002. The meeting was adjourned until a quorum was present at which time the preceding matters were approved by a majority of the quorum. The effective date of the approval was October 11, 2002.

ITEM 6. Resignations of Registrant's Director's

None.

ITEM 7. Financial Statements and Exhibits.

None.

ITEM 8. Change in Fiscal Year.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SILVER BUTTE MINING COMPANY


                                         By: /M/
                                             -----------------------------------
                                             Terry McConnaughey, President & CEO

Date: October 16, 2002